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                                                                EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated August 31, 1996, except for Note 9, as to which the date is September 20, 1996, included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-20075) and related Prospectus of Conversion Technologies International, Inc. for the registration of 850,000 shares of the Company's Common Stock.


                                             Ernst & Young LLP

MetroPark, New Jersey
March 28, 1997